UNITED STATES

           SECURITIES AND EXCHANGE COMMISSION

                 Washington, D. C. 20549

                        FORM 8-K

                     CURRENT REPORT


PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                       ACT OF 1934

Date of Report (Date of earliest event reported):     December 4, 1995

Commission File Number                        0-13400

       NTS-PROPERTIES V, a Maryland Limited Partnership
    (Exact name of registrant as specified in its charter)

          Maryland                         61-1051452
(State or other jurisdiction of  (I.R.S. Employer Identification
incorporation or organization)   No.)

   10172 Linn Station Road
   Louisville, Kentucky                        40223
(Address of principal executive             (Zip Code)
offices)

Registrant's telephone number,
including area code                        (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report

Item 5.  Other Items

The Partnership has obtained a commitment from an insurance company for permanent financing in the amount of $5,100,000. The mortgage will mature 144 months from the closing date and will bear interest at a rate of 7.65%. The repayment of the principal will be amortized over 144 months, with equal monthly payments of principal and interest ($54,231.07). The proceeds of the permanent financing will be used to reduce the Partnership's approximately $6,500,000 note payable. The remaining balance (approximately $1,400,000) of this note payable, which is due March 31, 1996, will continued to bear interest at the Prime Rate + 1%. Although there is currently no agreement with the bank, the Partnership anticipates being able to negotiate a longer term arrangement with the current bank or obtain permanent financing from other sources for the approximately $1,400,000 note payable. There is no assurance that financing will be available to repay the note upon its maturity, or if extended, that any available financing will be on favorable terms. The closing date of the permanent financing is anticipated to be sometime in January 1996.

                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      NTS-PROPERTIES V, A MARYLAND
                                        LIMITED PARTNERSHIP
                                                (Registrant)

                                      BY:NTS-Properties Associates V
                                         BY: NTS Capital Corporation,
                                             General Partner


                                             /s/ John W. Hampton
                                                 John W. Hampton
                                                 Senior Vice President



Date:    January 2, 1996